EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

Synutra Provides Government Testing Results
Regarding Infant Formula Safety

Sales and Earnings Estimates Unchanged for 3Q12

Qingdao, China and Rockville, Md. – January 20, 2012 – Synutra International, Inc. (NASDAQ: SYUT), (“Synutra” or the “Company”), which owns subsidiaries in China that produce, market and sell nutritional products for infants, children and adults, today announced the final findings by government authorities regarding the case involving the twin infants from Jiangxi Province. The Jiangxi Province Center for Disease Control and Prevention and the Jiangxi Dairy Quality Supervision and Inspection Center (“the Authorities”) have performed two separate rounds of testing, which both confirmed the preliminary findings announced on January 13, 2012 from the People’s Government of Duchang County that cleared Synutra products. The Authorities stated that samples in both additional tests were collected directly from the family of the deceased infant and from the retail store where the family bought the products and concluded that the samples are compliant with all eleven national standards, including level of coliform bacteria and total bacterial count. The Authorities also tested the residential well water from the family and found that both coliform bacteria levels and total bacterial count exceeded national standards. The Authorities had also previously released the attending physician’s diagnostic records that determined the infant death was due to body overheating (hyperthermia) and multi-functional organ failure and that both the death of the male infant and the sickness of his twin sister were not due to food poisoning or related to food.

Mr. Weiguo Zhang, President and interim CFO of Synutra, commented, “We are pleased that our product and brand have been cleared of any responsibility in this tragic situation. We are currently assessing the impact of this event on our business. We will inform our investors when we have a clearer picture of the overall operational effect in the coming weeks. At this point, our sales and earnings estimates for the quarter ended December 31, 2011 remain unchanged. We plan to announce the results of third quarter of fiscal year 2012 in the second week of February, and we estimate the sales revenue to be within a range of $90 to $93 million and net income in a range of $9 to $10 million.”

Please contact the Company at IR @Synutra.com with any further inquiries.

About Synutra International, Inc.
Synutra International, Inc. (Nasdaq: SYUT) is a leading infant formula company in China. It principally produces, markets and sells its products through its operating subsidiaries under the "Shengyuan" or "Synutra" name, together with other complementary brands. It focuses on selling premium infant formula products, which are supplemented by more affordable infant formulas targeting the mass market as well as other nutritional products and ingredients. It sells its products through an extensive nationwide sales and distribution network covering all provinces and provincial-level municipalities in mainland China As of September 30, 2011, this network comprised over 670 independent distributors and over 900 independent sub-distributors who sell Synutra products in over 72,000 retail outlets.

Forward-looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on our current expectations, assumptions, estimates and projections about Synutra International, Inc. and its industry. All statements other than statements of historical fact in this release are forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as "anticipate," "believe," "continue," "estimate," "expect," "intend," "is/are likely to," "may," "plan," "should," "will," "aim," "potential," "continue," or other similar expressions. The forward-looking statements included in this press release relate to, among others, Synutra's goals and strategies; its future business development, financial condition and results of operations; the expected growth of the nutritional products and infant formula markets in China; market acceptance of Synutra’s products; the safety and quality of Synutra’s products; Synutra's expectations regarding demand for its products; Synutra's ability to stay abreast of market trends and technological advances; competition in the infant formula industry in China; PRC governmental policies and regulations relating to the nutritional products and infant formula industries, and general economic and business conditions in China. These forward-looking statements involve various risks and uncertainties. Although Synutra believes that the expectations expressed in these forward-looking statements are reasonable, these expectations may turn out to be incorrect. Synutra's actual results could be materially different from the expectations. Important risks and factors that could cause actual results to be materially different from expectations are generally set forth in Synutra's filings with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this press release. Synutra International, Inc. undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.

FOR FURTHER INFORMATION:
Synutra International, Inc.
Investor Relations Department
ir@synutra.com or 301-840-3881